ENVIROSOURCE, INC.
                              List of Subsidiaries
                               As of March 1, 1999
                               -------------------

                                                   State or other  % of voting
                                                   jurisdiction    securities
                                                   in which        owned by
Name of Company                                    organized       immed. parent
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Envirosource, Inc.                                   Delaware
  EnviroSource Corp.                                 Wyoming               100
  Envirosource Management Corp.                      Delaware              100
  IU International Corporation                       Delaware              100
    Envirosource Technologies, Inc.                  Delaware              100
      ETDS, Inc.                                     Delaware              100
        Conversion Systems, Inc.                     Delaware              100
        Envirosafe Services of Idaho, Inc.           Delaware              100
        Envirosafe Services of North America, Inc.   Delaware              100
        Envirosafe Services of Ohio, Inc.            Ohio                  100
        Envirosafe Services of Texas, Inc.           Delaware              100
        Marcus Hook Processing, Inc.                 Delaware              100
    International Mill Service, Inc.                 Pennsylvania          100
      IMS Funding Corporation                        Delaware              100
      IMS Steel Services, Inc.                       Pennsylvania          100
      IMS Waylite, Inc.                              Pennsylvania          100
      International Mill Service Limited             Canada                100
      McGraw Construction Company, Inc.              Ohio                  100
      Neoax Investment Corp.                         Delaware               56*
    IU North America Finance, Inc.                   Delaware              100
    IU North America, Inc.                           Delaware              100
      Nosroc Corp.                                   Pennsylvania          100
        Soncor Corp.                                 Delaware              100



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* 44% is owned by IU International Corporation and 56% is owned by International
  Mill Service, Inc.